                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                            PPLUS TRUST SERIES HTZ-1

                                DISTRIBUTION DATE
                                DECEMBER 22, 2005
                             CUSIP NUMBER 73941X809

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.00% Senior Notes due 2028 issued by The Hertz Corporation (the "Underlying Securities"):

                             Interest:                $2,014,833.33
                             Principal:                        0.00
                             Premium:                          0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                             Paid by the Trust:               $0.00
                             Paid by the Depositor:       $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                             Interest:                $2,014,833.33
                             Principal:              $56,687,000.00

                             Unpaid Interest Accrued:         $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.

                             Principal Amount:          $66,000,000
                             Interest Rate:                   7.00%

                             Rating:
                                    Moody's Investor Service            Baa3
                                    Standard & Poor's Rating Service    BBB-

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date:

                             ($25 Stated Amount)
                             Initial Principal Balance: $56,687,000
                             Reduction:                 $56,687,000
                                                        -----------
                             Principal Balance 12/22/05:         $0